    As filed with the Securities and Exchange Commission on August 18, 1998

                                                     Registration No. 33-97908-D
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549
                            ______________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                          ACT TELECONFERENCING, INC.
            (Exact name of Registrant as specified in its charter)


          COLORADO                                        84-1132665
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


     1658 COLE BOULEVARD                                    80401
          SUITE 130                                       (Zip Code)
       GOLDEN, COLORADO
(Address of principal executive offices)


        ACT TELECONFERENCING, INC. EMPLOYEE STOCK PURCHASE PLAN OF 1998
                                      AND
       ACT TELECONFERENCING, INC. STOCK OPTION PLAN OF 1996, AS AMENDED
                           (Full title of the plans)

                            Gerald D. Van Eeckhout
                              1658 Cole Boulevard
                                   Suite 130
                            Golden, Colorado 80401
                    (Name and address of agent for service)

                                (303) 233-3500
         (Telephone number, including area code, of agent for service)
                            ______________________

                               EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Reg. No. 33-97908-D, filed on July 2, 1998 and incorporated by reference,) is being filed solely for the purpose of correcting a transposition error in the table on the cover page indicating the registered securities. All other portions of the Registration Statement, as previously filed, remain unchanged. The 400,000 shares for the Employee Stock Purchase Plan of 1998 in the table were transposed with the 100,000 shares for the Stock Option Plan of 1996, As Amended. The correct registration should have been for 100,000 shares for the Employee Stock Purchase Plan of 1998 and 400,000 shares for the Stock Option Plan of 1996, As Amended,k as indicated in the following corrected table.


------------------------------------------------------------------------------------
                                                            Proposed
                                             Proposed        maximum
          Title of              Amount        maximum       aggregate    Amount of
       securities to            to be     offering price    offering    registration
       be registered          registered   per share (1)    price (1)       fee
------------------------------------------------------------------------------------
Common Stock,                    100,000      $9.3750      $  937,000      $  276.56
no par value                      shares

Employee Stock
Purchase Plan of 1998
------------------------------------------------------------------------------------
Common Stock,                    400,000
no par value                      shares      $9.3750      $3,750,000      $1,106.25

Stock Option Plan
of 1996, As Amended
====================================================================================

(1) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average high and low sale prices per share of the registrant's common stock on June 29, 1998, as reported on the Nasdaq National Market System.

================================================================================

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it duly caused this this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, State of Colorado, on August 12, 1998.

                                    ACT TELECONFERENCING, INC.



                                    By  /s/ Gerald D. Van Eeckhout
                                      ---------------------------------
                                       Gerald D. Van Eeckhout
                                       Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on August 12, 1998 by the following persons in the capacities indicated.

Signature                       Capacity
---------                       --------


/s/   Gerald D. Van Eeckhout    Chief Executive Officer and Director
----------------------------    (Principal Executive Officer)
Gerald D. Van Eeckhout

/s/ Gavin Thomson               Chief Financial Officer and Secretary
-------------------              (Principal Financial and Accounting Officer)
Gavin Thomson


/s/ Ronald J. Bach*             Director
---------------------
Ronald J. Bach


/s/ James F. Seifert*           Director
----------------------
James F. Seifert


/s/ Carolyn R. Van Eeckhout*    Director
------------------------------
Carolyn R. Van Eeckhout


/s/ Donald L. Sturtevant*       Director
--------------------------
Donald L. Sturtevant


*By  /s/ Gavin Thomson
    -------------------
         Gavin Thomson, Attorney-in-Fact
         Pursuant to Power of Attorney, Exhibit 24 to Form S-8
         (Reg. No. 33-97908-D, filed July 2, 1998 and incorporated by reference)